UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 1, 2011

Federal Home Loan Bank of New York
__________________________________________
(Exact name of registrant as specified in its charter)

Federally Chartered Corporation	000-51397	136400946
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

101 Park Avenue, Floor 5, New York, New York		10178-0599
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	212-441-6616

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

Each month the Chief Executive Officer of the Bank issues a ‘Report from the President’ (the "Report") to each shareholder. Such Reports may contain information that may be important to security holders. A copy of the Report to shareholders for the month of August 2011 issued on September 1, 2011 appears below.

[Bank Letterhead]

September 1, 2011

TO: All Stockholders
(Addressed Individually)

SUBJECT: Report from the President

Hurricane Irene

In the three years since the credit crisis took hold of the global economy, the community lenders that comprise our membership have made it through the turbulent markets by sticking to the tenets of operating conservatively and lending responsibly. I have often remarked, both proudly and accurately, on our membership’s ability to weather the financial storm.

This past weekend, our region was hit by a different kind of storm, one quite real, not born of metaphor, and I, like many of you and millions of residents across our region, found myself at the whims of Hurricane Irene. And yet, when the hurricane passed, I once again took pride in seeing just how competently communities across New Jersey, New York, Puerto Rico, and the U.S. Virgin Islands were able to weather this very real storm. There was tremendous damage done, and there were lives lost and tragedies left in Irene’s wake, but overall the outcome was better than expected. Although local, state, and federal officials, as well as the members of communities in the storm’s path, did exceptional work in preparing themselves for the worst, we now begin the long process of drying out, cleaning up, and rebuilding. Your customers and your communities will look to you, the local lender, for help in these matters. And I know our members will be up to the task.

To aid in these activities, the Federal Home Loan Bank of New York shortly plans to make disaster relief funds available to our members to help you make an immediate, positive impact on recovery, relief, and rebuilding efforts. These special low-rate advances will be made available through our Community Lending Program for relief efforts in FEMA-designated disaster areas. Our members can tap these low-cost loans to meet the short-, medium-, and long-term funding needs of the affected communities in which they serve.

Communities across the country have always looked to their local lender for assistance with events both planned for and unexpected; in the coming weeks and months, I know our members will answer this call and meet the recovery needs of the communities they serve.

At the Bank

FHLBNY Declares a 4.50% Dividend for the Second Quarter of 2011

On August 18, 2011, the FHLBNY’s Board of Directors approved a dividend rate for the second quarter of 2011 of 4.50% (annualized). The FHLBNY’s dividend rate for the first quarter of 2011 was 4.50%. The dollar amount of the second quarter of 2011 dividend was approximately $49 million. The cash dividend was distributed to our member financial institutions on August 19, 2011.

Advances Averaged $70.5 Billion in July

During July 2011, average advances remained strong, declining $285 million from June to $70.5 billion. However, we ended the month at $71.5 billion in advances compared to $71.1 billion at the end of June, an increase of $388 million. FHLBNY advances are a stable source of funding support that our members need to perform the everyday duties that drive local economic development and job growth in communities across our region.

An Atypical Summer

Summer is usually a time for rest and relaxation, to spend time with friends and neighbors, or perhaps take a family vacation before the children head back to school. It is the time when we recharge and set our sights on the end of the year. But this summer has been far from typical. In the last month alone, we’ve been buffeted by calamities both natural, such as Hurricane Irene, record heat, and the aftershocks of the Mineral, Virginia, earthquake; and manmade, such as Washington’s debt ceiling debate and the subsequent downgrade of the country’s credit rating, along with an unprecedented period of market volatility during the week of August 8. But just as communities along the East Coast will repair and rebuild following these natural disasters, so, too, shall our economy recover. In a speech given on August 26, Federal Reserve Chairman Ben Bernanke said that the economy is recovering and the nation’s long-term prospects remain strong. He stated that "the growth fundamentals of the United States do not appear to have been permanently altered by the shocks of the past four years."

As we all know, community lenders provide the responsible, suitable loans that our communities and our country need to drive economic recovery and ensure that the nation’s long-term prospects do, in fact, remain strong. As I mentioned earlier, in the short-term, your communities will look to you for assistance in repairing the damage done by Hurricane Irene. But over the long-term, our country will continue to need the stable and reliable community lender to bring our economy back on track.

Although it has not been a summer for relaxing, I hope you can all at least enjoy the holiday weekend and look to finish the year strong.

Sincerely,

Alfred A. DelliBovi
President

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995
This report contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are based upon our current expectations and speak only as of the date hereof. These statements may use forward-looking terms, such as "projected," "expects," "may," or their negatives or other variations of these terms. The Bank cautions that, by their nature, forward-looking statements involve risk or uncertainty and that actual results could differ materially from those expressed or implied in these forward-looking statements or could affect the extent to which a particular objective, projection, estimate, or prediction is realized. These forward-looking statements involve risks and uncertainties including, but not limited to, regulatory and accounting rule adjustments or requirements, changes in interest rates, changes in projected business volumes, changes in prepayment speeds on mortgage assets, the cost of our funding, changes in our membership profile, the withdrawal of one or more large members, competitive pressures, shifts in demand for our products, and general economic conditions. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of New York

September 1, 2011	By:	/s/ Patrick A. Morgan

Name: Patrick A. Morgan
Title: Senior Vice President and Chief Financial Officer